Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited First Quarter 2025 Earnings

Dunmore, PA, May 1, 2025/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company (the “Bank”), today reported unaudited financial results at and for the three months ended March 31, 2025.

Peoples reported net income of $15.0 million, or $1.49 per diluted share for the three months ended March 31, 2025, compared to a net income of $6.1 million, or $0.61 per diluted share for the three months ended December 31, 2024. Return on average assets and return on average equity for the three months ended March 31, 2025 was 1.22% and 12.70% on an annualized basis compared to 0.47% and 5.07% for the three months ended December 31, 2024.

Net income on a linked-quarter basis, increased primarily due to higher net interest income, a lower provision for credit losses and reduced noninterest expenses. On July 1, 2024, Peoples consummated the merger of FNCB Bancorp, Inc. (“FNCB”) into Peoples and the merger of FNCB Bank into the Bank (collectively referred to as the “FNCB merger”). Non-recurring acquisition related expenses totaled $0.2 million in the quarter ended March 31, 2025 compared to $5.0 million in the three months ended December 31, 2024.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, and tax-equivalent net interest income and related ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses, nonrecurring provisions for non-purchase credit deteriorated (“non-PCD”) loans and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income and core earnings per diluted share1, non-GAAP measures, exclude the non-recurring acquisition related expenses of $0.2 million and $5.0 million incurred during the three months ended March 31, 2025 and December 31, 2024, respectively, and totaled $15.1 million or $1.51 per diluted share for the three months ended March 31, 2025 compared to $10.0 million, or $0.99 per diluted share for the three months ended December 31, 2024.

Income before income taxes was $18.3 million and $5.8 million for the three months ended March 31, 2025 and December 31, 2024, respectively. Pre-provision net revenue (PPNR)1 and PPNR per diluted share1, non-GAAP measures, for the three months ended March 31, 2025 were $18.3 million or $1.82 per diluted share. The PPNR and PPNR diluted earnings per share for the prior quarter were $9.6 million or $0.96 per diluted share. Core pre-provision net revenue (PPNR)1 and core PPNR per diluted share1, non-GAAP measures, which exclude acquisition related expenses, the provision for credit losses and the provision for credit losses on unfunded commitments from income before taxes, for the three months ended March 31, 2025 were $18.4 million or $1.83 per diluted share. The core PPNR and core PPNR diluted earnings per share for the prior quarter were $14.6 million or $1.46 per diluted share.

Merger with FNCB

Peoples acquired FNCB and its wholly-owned subsidiary FNCB Bank by merger on July 1, 2024. The merger and acquisition method of accounting was used to account for the transaction with Peoples as the acquirer. The Company recorded the assets and liabilities of FNCB at their respective fair values as of July 1, 2024. The transaction was valued at approximately $133.7 million. Primary reasons for the merger included: expansion of the branch network and

1 See reconciliation of non-GAAP financial measures on pg.16-17.

enhancing market share positions in northeastern Pennsylvania; attractive low-cost funding base; strong cultural alignment and a deep commitment to shareholders, customers, employees, and communities served by Peoples and FNCB, meaningful value creation to shareholders; increased trading liquidity for both companies and increased dividends for Peoples shareholders.

At the time of the merger, FNCB contributed, after fair value purchase accounting adjustments, approximately $1.8 billion in assets, $421.9 million in investments, $1.2 billion in loans, $1.4 billion in deposits, $226.3 million in Federal Home Loan Bank (“FHLB”) advances and other borrowings, and $8.0 million in junior subordinated debt. The excess of the merger consideration over the fair value of the net FNCB assets acquired and liabilities assumed resulted in $12.6 million of goodwill. The FNCB merger also resulted in a core deposit intangible valued at $36.6 million or 5.1% of core deposits.

The Company’s financial results for any periods ended prior to July 1, 2024 only reflect Peoples results on a stand-alone basis. As a result of the FNCB merger and the below listed adjustments related to the FNCB merger, the Company’s financial results for the three months ended March 31, 2025 may not be directly comparable to prior reported periods. The following schedule highlights specific merger related activity for the three months ended March 31, 2025 and December 31, 2024:

Schedule of Merger & Acquisition Costs and Non-Recurring Merger Related Activity (Unaudited)

	Quarter Ended	Quarter Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024
Acquisition related expenses	$154	$4,990
Total net M&A costs and non-recurring transaction costs	$154	$4,990

NOTABLES IN THE QUARTER

●	Paid a first quarter dividend of $0.6175 per share, representing an increase of 50.6% over the March 31, 2024 dividend.
●	Allowance for credit losses to loans was 1.03% at March 31, 2025 compared to 1.05% and 0.79% at December 31, 2024 and March 31, 2024, respectively.
●	Return on average equity for the three months ended March 31, 2025 was 12.70% on an annualized basis compared to 5.07% for the three months ended December 31, 2024; excluding the non-recurring charges, core return on average equity[1], a non-GAAP measure, was 12.80% on an annualized basis for the three months ended March 31, 2025 compared to 8.31% for the three months ended December 31, 2024.
●	Return on average assets for the three months ended March 31, 2025 was 1.22% on an annualized basis compared to 0.47% for the three months ended December 31, 2024; excluding the non-recurring charges, core return on average assets[1], a non-GAAP measure, was 1.23% on an annualized basis for the three months ended March 31, 2025 compared to 0.76% for the three months ended December 31, 2024.
●	The efficiency ratio[1], a non-GAAP measure, was 55.77% for the three months ended March 31, 2025, compared to 63.03% for the three months ended December 31, 2024
●	Book value per common share at March 31, 2025 was $48.21 compared to $46.94 and $48.18 at December 31, 2024 and March 31, 2024, respectively.
●	Tangible book value per common share[1], a non-GAAP measure, was $37.35 at March 31, 2025 compared to $35.88 and $39.20 at December 31, 2024 and March 31, 2024, respectively.

1 See reconciliation of non-GAAP financial measures on pg.16-17.

INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended March 31, 2025 was 3.50%, an increase of 25 basis points compared to 3.25% for the three months ended December 31, 2024. The net accretion impact of purchase accounting marks was $3.7 million of net interest income in each period, which represented 32 basis points and 30 basis points of NIM for the three months ended March 31, 2025 and December 31, 2024, respectively.
●	The tax-equivalent yield on interest-earning assets, a non-GAAP measure[1], decreased 1 basis point to 5.50% during the three months ended March 31, 2025 from 5.51% during the three months ended December 31, 2024.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 30 basis points to 2.58% for the three months ended March 31, 2025 when compared to 2.88% during the three months ended December 31, 2024.
●	The cost of interest-bearing deposits decreased 29 basis points during the three months ended March 31, 2025 to 2.46% from 2.75% in the three months ended December 31, 2024.
●	The cost of total deposits for the three months ended March 31, 2025 was 1.96%, a decrease of 24 basis points from 2.20% for the three months ended December 31, 2024.

First Quarter 2025 Results – Comparison to Fourth Quarter 2024

Net interest income for the three months ended March 31, 2025 increased $1.0 million to $39.5 million from $38.5 million for the three months ended December 31, 2024. Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended March 31, 2025 increased $1.0 million or 2.6% to $40.2 million from $39.2 million for the three months ended December 31, 2024. The increase in tax-equivalent net interest income was due to a $4.4 million decrease in interest expense that was partially offset by a $3.4 million decrease in tax-equivalent interest income.

Lower interest income was the result of decreases in the volume of earning assets and lower rates on floating rate assets resulting from the Federal Open Market Committee’s (“FOMC”) 100 basis point cut to the federal funds rate since September 2024. Average loans, net, decreased $57.0 million when comparing the three months ended March 31, 2025 to the prior three month period ended December 31, 2024. Average investments totaled $643.0 million in the three months ended March 31, 2025 and $628.9 million in the three months ended December 31, 2024 an increase of $14.1 million. Average federal funds sold decreased $103.5 million to $26.0 million for the three months ended March 31, 2025 as funds were used for seasonal deposit outflows.

The decrease in interest expense for the three months ended March 31, 2025 was due primarily to lowering rates paid on consumer, business, and municipal deposit accounts in response to the FOMC’s aforementioned cut to the federal funds rate, coupled with the reduced balances. The Company's total cost of deposits decreased 24 basis points to 1.96% during the three months ended March 31, 2025 compared to 2.20 % for the prior quarter. The cost of interest-bearing deposits decreased 29 basis point to 2.46% from 2.75% in the prior quarter.

Average interest-bearing liabilities decreased $168.5 million for the three months ended March 31, 2025, compared to the three months ended December 31, 2024. Average interest-bearing deposits decreased $136.0 million and represented 79.7% of total average deposits in the three months ended March 31, 2025 as compared to 79.8% in the three months ended December 31, 2024. Average noninterest-bearing deposits decreased $29.2 million and represented 20.3% of total average deposits in the three months ended March 31, 2025 as compared to 20.2% in the three months ended December 31, 2024. Short-term borrowings averaged $20.2 million in the three month period ended March 31, 2025 at an average cost of 4.52% compared to $39.3 million in short-term borrowings at an average cost of 4.80% during the three months ended December 31, 2024. Long-term debt averaged $97.8 million in the three month period ended March 31, 2025 at an average cost of 4.88% compared to $111.1 million at an average cost of 4.97% in the three months ended December 31, 2024.

For the three months ended March 31, 2025, $0.2 million was recorded to the provision for credit losses compared to $3.4 million in the prior quarter. The provision for the 1st quarter of 2025 declined from the previous quarter due

1See reconciliation of non-GAAP financial measures on pg.16-17.

mainly to a reduction in qualitative factors for the equipment financing loan portfolio as a result of stabilized loan balances along with a decline in the model loss rate primarily driven by a change in economic forecasting during the quarter.

Noninterest income was $6.3 million and $5.5 million for the three months ended March 31, 2025 and December 31, 2024, respectively. Higher noninterest income was due to a $680 thousand gain on the sale of fixed assets due to the sale of the Company’s former corporate headquarters in Scranton, PA, coupled with net gains on equity investments and an increased cash surrender value of life insurance, partially offset by lower interest rate swap revenue during the quarter ended March 31, 2025, as compared to the quarter ended December 31, 2024.

Noninterest expense decreased $7.4 million to $27.4 million for the three months ended March 31, 2025, from $34.8 million for the three months ended December 31, 2024. Excluding acquisition related expenses, which included legal and consulting, core system deconversion fees and severance payments, of $0.2 million in the quarter ended March 31, 2025 and $5.0 million in the prior quarter, noninterest expenses decreased $2.6 million.

Salaries and employee benefits were $1.8 million lower due to the prior period accrual of $1.8 million for year-end cash incentives and a current period $0.5 million accrual adjustment related to the Company's long-term equity incentive plan which was offset by higher payroll taxes of $0.5 million.

Net occupancy and equipment expense increased $0.2 million from the prior quarter due to higher seasonal snow removal and utility expenses. Acquisition related expenses decreased $4.8 million to $0.2 million. Other expenses decreased $1.0 million to $5.4 million for the first quarter which included a $0.2 million credit to the reserve on unfunded commitments. Additionally, the prior period included a $0.4 million write-down of a former branch property and an additional $0.4 million in check and debit card losses. These reductions to other expenses, were partially offset by an increase to Pennsylvania bank and trust company shares tax expense and accounting and auditing expenses..

Income tax expense was $3.2 million for the three months ended March 31, 2025, compared to a benefit of $0.3 million for the three months ended December 31, 2024. The higher tax rate was due to higher pre-tax income. The prior quarter’s lower tax rate was due to the impact of merger-related non-recurring permanent tax adjustments, such as tax-exempt income and BOLI income, on a lower pre-tax income base.

BALANCE SHEET REVIEW

At March 31, 2025, total assets, loans, and deposits were $5.0 billion, $4.0 billion, and $4.3 billion, respectively.

Total loans declined $2.0 million during the first quarter to $4.0 billion at March 31, 2025. Reductions in commercial real estate, indirect auto, and other consumer loans, were partially offset by growth in commercial loans, residential real estate loans and equipment financing loans.

Total investments were $582.2 million at March 31, 2025, compared to $606.9 million at December 31, 2024. At March 31, 2025, the available for sale securities totaled $503.0 million and the held to maturity securities totaled $76.7 million. The unrealized loss on the available for sale securities decreased $5.6 million from $49.0 million at December 31, 2024, to $43.4 million at March 31, 2025. The unrealized losses on the held to maturity portfolio totaled $11.9 million and $13.0 million at March 31, 2025, and December 31, 2024, respectively.

Total deposits decreased $90.6 million during the three months ended March 31, 2025, due primarily to seasonal outflows of non-maturity deposits and reductions in brokered CDs. Noninterest-bearing deposits decreased $34.1 million and interest-bearing deposits decreased $56.5 million during the three months ended March 31, 2025. The Company had $235.3 million and $256.4 million of longer-term brokered CDs at March 31, 2025, and December 31, 2024, respectively.

The Company’s deposit base consisted of 42.0% retail accounts, 35.7% commercial accounts, 16.8% municipal relationships and 5.5% brokered deposits at March 31, 2025. At March 31, 2025, total estimated uninsured deposits were $1.3 billion, or approximately 30.0% of total deposits. Included in the uninsured total at March 31, 2025, is $497.3 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $2.0 million of affiliate company deposits. The Bank also offers customers access to CDARS and ICS programs through which their deposits may be allocated to separate FDIC-insured institutions, while they are able to maintain their relationship with the Bank.

In addition to deposit gathering and current long-term debt, the Company has additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At March 31, 2025, available borrowing capacity totaled $1.1 billion at the FHLB and $583.2 million at the Federal Reserve’s Discount Window. At March 31, 2025, the Company had $77.1 million in cash and cash equivalents, a decrease of $58.8 million from $135.9 million at December 31, 2024. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 14.

The Company maintained its well capitalized position at March 31, 2025. Stockholders’ equity equaled $481.9 million or $48.21 per share at March 31, 2025, and $469.0 million or $46.94 per share at December 31, 2024. The increase in stockholders’ equity from December 31, 2024, is primarily attributable to net income less dividends to shareholders and a $4.2 million decrease to accumulated other comprehensive loss (“AOCL”) resulting from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCL at March 31, 2025, and December 31, 2024, was $33.9 million and $38.3 million, respectively.

Tangible book value1, a non-GAAP measure, increased to $37.35 per share at March 31, 2025, from $35.88 per share at December 31, 2024. Dividends declared for the three months ended March 31, 2025 amounted to $0.6175 per share.

ASSET QUALITY REVIEW

Nonperforming assets were $23.7 million or 0.59% of loans, net, and foreclosed assets at March 31, 2025, compared to $23.0 million or 0.58% of loans, net, and foreclosed assets at December 31, 2024. As a percentage of total assets, nonperforming assets were 0.47% at March 31, 2025, compared to 0.45% at December 31, 2024. At March 31, 2025, and December 31, 2024, the Company had one foreclosed property recorded at $27 thousand.

During the three months ended March 31, 2025, net charge-offs were $0.9 million and the provision for credit losses totaled $0.2 million. The allowance for credit losses equaled $41.1 million or 1.03% of loans, net, at March 31, 2025, compared to $41.8 million or 1.05% of loans, net, at December 31, 2024.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making. For more information visit psbt.com.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

1See reconciliation of non-GAAP financial measures on pg.16-17.

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on our investment values; the effects of any recession in the United States; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs or retaliatory tariffs; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and us of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of our merger with FNCB Bancorp, Inc.; future acquisitions or a change in control; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2025	2024	2024	2024	2024
Key performance data:
Share and per share amounts:
Net income (loss)	$1.49	$0.61	$(0.43)	$0.46	$0.49
Core net income (1)	$1.51	$0.99	$1.64	$0.59	$0.55
Core net income (PPNR) (1)	$1.83	$1.46	$1.83	$0.73	$0.79
Cash dividends declared	$0.62	$0.62	$0.62	$0.41	$0.41
Book value	$48.21	$46.94	$47.53	$48.29	$48.18
Tangible book value (1)	$37.35	$35.88	$36.24	$39.31	$39.20
Market value:
High	$53.70	$58.76	$50.49	$46.25	$48.84
Low	$44.47	$44.73	$41.44	$36.26	$38.09
Closing	$44.47	$51.18	$46.88	$45.54	$43.11
Market capitalization	$444,499	$511,325	$468,549	$321,388	$304,238
Common shares outstanding	9,995,483	9,990,724	9,994,648	7,057,258	7,057,258
Selected ratios:
Return on average stockholders’ equity	12.70%	5.07%	(3.58)%	3.87%	4.09%
Core return on average stockholders’ equity (1)	12.80%	8.31%	13.61%	5.00%	4.59%
Return on average tangible stockholders’ equity	16.46%	6.62%	(4.67)%	4.76%	5.02%
Core return on average tangible stockholders’ equity (1)	16.59%	10.87%	17.77%	6.14%	5.64%
Return on average assets	1.22%	0.47%	(0.33)%	0.37%	0.38%
Core return on average assets (1)	1.23%	0.76%	1.24%	0.47%	0.43%
Stockholders’ equity to total assets	9.64%	9.21%	8.86%	9.42%	9.27%
Efficiency ratio (1)(2)	55.77%	63.03%	53.14%	74.49%	75.73%
Nonperforming assets to loans, net, and foreclosed assets	0.59%	0.58%	0.53%	0.25%	0.27%
Nonperforming assets to total assets	0.47%	0.45%	0.41%	0.20%	0.21%
Net charge-offs to average loans, net	0.09%	0.09%	0.01%	0.01%	0.00%
Allowance for credit losses to loans, net	1.03%	1.05%	0.97%	0.81%	0.79%
Interest-bearing assets yield (FTE) (3)	5.50%	5.51%	5.63%	4.58%	4.56%
Cost of funds	2.58%	2.88%	3.04%	3.01%	2.96%
Net interest spread (FTE) (3)	2.92%	2.62%	2.59%	1.57%	1.60%
Net interest margin (FTE) (3)	3.50%	3.25%	3.26%	2.29%	2.29%

(1)	See Reconciliation of Non-GAAP financial measures on pages 16-17.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale and net gains (losses) on sales of fixed assets.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Mar 31	Mar 31
Three months ended	2025	2024
Interest income:
Interest and fees on loans:
Taxable	$55,212	$34,041
Tax-exempt	2,245	1,418
Interest and dividends on investment securities:
Taxable	4,134	1,918
Tax-exempt	396	371
Dividends	41	2
Interest on interest-bearing deposits in other banks	113	120
Interest on federal funds sold	285	1,127
Total interest income	62,426	38,997
Interest expense:
Interest on deposits	20,847	18,704
Interest on short-term borrowings	225	262
Interest on long-term debt	1,177	270
Interest on subordinated debt	443	443
Interest on junior subordinated debt	186
Total interest expense	22,878	19,679
Net interest income	39,548	19,318
Provision for credit losses	200	708
Net interest income after provision for credit losses	39,348	18,610
Noninterest income:
Service charges, fees, commissions and other	3,404	2,036
Merchant services income	231	115
Commissions and fees on fiduciary activities	537	551
Wealth management income	650	361
Mortgage banking income	114	92
Increase in cash surrender value of life insurance	526	279
Interest rate swap income (loss)	43	(24)
Net gains (losses) on equity investments	71	(8)
Net gains (losses) on sale of fixed assets	680	(9)
Total noninterest income	6,256	3,393
Noninterest expense:
Salaries and employee benefits expense	13,481	8,839
Net occupancy and equipment expense	6,610	4,716
Acquisition related expenses	154	486
Amortization of intangible assets	1,683
Other expenses	5,425	4,018
Total noninterest expense	27,353	18,059
Income before income taxes	18,251	3,944
Provision for income tax expense	3,242	478
Net income	$15,009	$3,466
Other comprehensive income:
Unrealized gains (losses) on investment securities available for sale	$5,572	$(2,441)
Change in derivative fair value	(148)	1,079
Income tax expense (benefit) related to other comprehensive income (loss)	1,183	(298)
Other comprehensive income (loss), net of income tax expense (benefit)	4,241	(1,064)
Comprehensive income	$19,250	$2,402
Share and per share amounts:
Net income - basic	$1.50	$0.49
Net income - diluted	1.49	0.49
Cash dividends declared	$0.62	$0.41
Average common shares outstanding - basic	9,992,922	7,052,912
Average common shares outstanding - diluted	10,043,186	7,102,112

Peoples Financial Services Corp.

Consolidated Statements of Income (Loss) (Unaudited)

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2025	2024	2024	2024	2024
Interest income:
Interest and fees on loans:
Taxable	$55,212	$57,048	$59,412	$34,406	$34,041
Tax-exempt	2,245	2,238	2,299	1,399	1,418
Interest and dividends on investment securities:
Taxable	4,134	4,359	4,732	1,904	1,918
Tax-exempt	396	397	411	371	371
Dividends	41	40	62	2	2
Interest on interest-bearing deposits in other banks	113	113	150	115	120
Interest on federal funds sold	285	1,608	1,218	179	1,127
Total interest income	62,426	65,803	68,284	38,376	38,997
Interest expense:
Interest on deposits	20,847	24,718	26,398	18,114	18,704
Interest on short-term borrowings	225	474	550	633	262
Interest on long-term debt	1,177	1,389	1,389	269	270
Interest on subordinated debt	443	444	443	444	443
Interest on junior subordinated debt	186	267	260
Total interest expense	22,878	27,292	29,040	19,460	19,679
Net interest income	39,548	38,511	39,244	18,916	19,318
Provision for credit losses	200	3,369	14,458	596	708
Net interest income after provision for credit losses	39,348	35,142	24,786	18,320	18,610
Noninterest income:
Service charges, fees, commissions and other	3,404	3,368	3,384	1,885	2,036
Merchant services income	231	298	223	260	115
Commissions and fees on fiduciary activities	537	553	649	517	551
Wealth management income	650	633	708	416	361
Mortgage banking income	114	126	84	87	92
Increase in cash surrender value of life insurance	526	456	551	286	279
Interest rate swap income (loss)	43	260	(53)	102	(24)
Net gains (losses) on equity investments	71	(23)	175	(12)	(8)
Net gains on sale of investment securities available for sale			1
Net gains (losses) on sale of fixed assets	680	(165)	(3)	13	(9)
Total noninterest income	6,256	5,506	5,719	3,554	3,393
Noninterest expense:
Salaries and employee benefits expense	13,481	15,287	13,170	8,450	8,839
Net occupancy and equipment expense	6,610	6,386	6,433	4,589	4,716
Acquisition related expenses	154	4,990	9,653	1,071	486
Amortization of intangible assets	1,683	1,702	1,665
Other expenses	5,425	6,468	4,578	4,061	4,018
Total noninterest expense	27,353	34,833	35,499	18,171	18,059
Income (loss) before income taxes	18,251	5,815	(4,994)	3,703	3,944
Income tax expense (benefit)	3,242	(272)	(657)	421	478
Net income (loss)	$15,009	$6,087	$(4,337)	$3,282	$3,466
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$5,572	$(10,175)	$15,167	$18	$(2,441)
Reclassification adjustment for gains on available for sale securities included in net income			(1)
Change in benefit plan liabilities		1,518
Change in derivative fair value	(148)	817	(1,424)	160	1,079
Income tax expense (benefit) related to other comprehensive (loss) income	1,183	(1,686)	3,008	38	(298)

Other comprehensive income (loss), net of income tax expense (benefit)	4,241	(6,154)	10,734	140	(1,064)
Comprehensive income (loss)	$19,250	$(67)	$6,397	$3,422	$2,402
Share and per share amounts:
Net income - basic	$1.50	$0.61	$(0.43)	$0.47	$0.49
Net income - diluted	1.49	0.61	(0.43)	0.46	0.49
Cash dividends declared	$0.62	$0.62	$0.62	$0.41	$0.41
Average common shares outstanding - basic	9,992,922	9,994,605	9,987,627	7,057,258	7,052,912
Average common shares outstanding - diluted	10,043,186	10,051,337	10,044,449	7,114,115	7,102,112

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	March 31, 2025			March 31, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,698,124	$55,212	6.05%	$2,632,554	$34,041	5.20%
Tax-exempt	280,555	2,842	4.11	225,293	1,795	3.20
Total loans	3,978,679	58,054	5.92	2,857,847	35,836	5.04
Investments:
Taxable	555,910	4,175	3.05	446,996	1,920	1.73
Tax-exempt	87,072	501	2.33	86,864	470	2.18
Total investments	642,982	4,676	2.95	533,860	2,390	1.80
Interest-bearing deposits	11,197	113	4.09	9,025	120	5.35
Federal funds sold	25,979	285	4.45	80,955	1,127	5.60
Total earning assets	4,658,837	63,128	5.50%	3,481,687	39,473	4.56%
Less: allowance for credit losses	42,084			22,290
Other assets	391,924			217,353
Total assets	$5,008,677	$63,128		$3,676,750	$39,473
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$687,522	$6,570	3.88%	$754,889	$7,135	3.80%
Interest-bearing demand and NOW accounts	1,465,210	6,416	1.78	784,458	4,837	2.48
Savings accounts	498,791	361	0.29	422,815	275	0.26
Time deposits less than $100	424,363	4,228	4.04	409,192	4,337	4.26
Time deposits $100 or more	361,469	3,272	3.67	222,459	2,120	3.83
Total interest-bearing deposits	3,437,355	20,847	2.46	2,593,813	18,704	2.90
Short-term borrowings	20,176	225	4.52	19,687	262	5.35
Long-term debt	97,769	1,177	4.88	25,000	270	4.34
Subordinated debt	33,000	443	5.44	33,000	443	5.40
Junior subordinated debt	8,050	186	9.37
Total borrowings	158,995	2,031	5.18	77,687	975	5.05
Total interest-bearing liabilities	3,596,350	22,878	2.58%	2,671,500	19,679	2.96%
Noninterest-bearing deposits	875,053			616,610
Other liabilities	58,018			47,688
Stockholders’ equity	479,256			340,952
Total liabilities and stockholders’ equity	$5,008,677			$3,676,750
Net interest income/spread		$40,250	2.92%		$19,794	1.60%
Net interest margin			3.50%			2.29%
Tax-equivalent adjustments:
Loans		$597			$377
Investments		105			99
Total adjustments		$702			$476

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2025	2024	2024	2024	2024
Net interest income:
Interest income:
Loans, net:
Taxable	$55,212	$57,048	$59,412	$34,406	$34,041
Tax-exempt	2,842	2,834	2,910	1,771	1,795
Total loans, net	58,054	59,882	62,322	36,177	35,836
Investments:
Taxable	4,175	4,399	4,794	1,906	1,920
Tax-exempt	501	502	520	469	470
Total investments	4,676	4,901	5,314	2,375	2,390
Interest on interest-bearing balances in other banks	113	113	150	115	120
Federal funds sold	285	1,608	1,218	179	1,127
Total interest income	63,128	66,504	69,004	38,846	39,473
Interest expense:
Deposits	20,847	24,718	26,398	18,114	18,704
Short-term borrowings	225	474	550	633	262
Long-term debt	1,177	1,389	1,389	269	270
Subordinated debt	443	444	443	444	443
Junior subordinated debt	186	267	260
Total interest expense	22,878	27,292	29,040	19,460	19,679
Net interest income	$40,250	$39,212	$39,964	$19,386	$19,794
Loans, net:
Taxable	6.05%	6.04%	6.24%	5.25%	5.20%
Tax-exempt	4.11%	4.05%	4.16%	3.20%	3.20%
Total loans, net	5.92%	5.90%	6.09%	5.09%	5.04%
Investments:
Taxable	3.05%	3.23%	3.12%	1.73%	1.73%
Tax-exempt	2.33%	2.29%	2.31%	2.19%	2.18%
Total investments	2.95%	3.10%	3.02%	1.80%	1.80%
Interest-bearing balances with banks	4.09%	4.93%	5.55%	5.28%	5.35%
Federal funds sold	4.45%	4.94%	5.26%	5.68%	5.60%
Total interest-earning assets	5.50%	5.51%	5.63%	4.58%	4.56%
Interest expense:
Deposits	2.46%	2.75%	2.91%	2.92%	2.90%
Short-term borrowings	4.52%	4.80%	4.98%	5.61%	5.35%
Long-term debt	4.88%	4.97%	4.94%	4.33%	4.34%
Subordinated debt	5.44%	5.35%	5.34%	5.41%	5.40%
Junior subordinated debt	9.37%	13.23%	12.93%
Total interest-bearing liabilities	2.58%	2.88%	3.04%	3.01%	2.96%
Net interest spread	2.92%	2.62%	2.59%	1.57%	1.60%
Net interest margin	3.50%	3.25%	3.26%	2.29%	2.29%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2025	2024	2024	2024	2024
Assets:
Cash and due from banks	$60,125	$47,029	$97,090	$41,234	$32,009
Interest-bearing balances in other banks	9,196	8,593	10,286	8,722	8,259
Federal funds sold	7,781	80,229	178,093		69,700
Investment securities:
Available for sale	503,043	526,329	562,486	385,240	394,413
Held to maturity	76,689	78,184	79,861	81,598	83,306
Equity investments carried at fair value	2,500	2,430	3,921	78	91
Total investments	582,232	606,943	646,268	466,916	477,810
Loans held for sale	420		803		300
Loans	3,991,539	3,993,505	4,069,683	2,869,553	2,858,412
Less: allowance for credit losses	41,054	41,776	39,341	23,123	22,597
Net loans	3,950,485	3,951,729	4,030,342	2,846,430	2,835,815
Goodwill	75,986	75,986	76,958	63,370	63,370
Premises and equipment, net	72,492	73,283	75,877	58,565	59,097
Bank owned life insurance	87,953	87,429	87,401	49,955	49,673
Deferred tax assets	32,628	35,688	33,078	14,460	14,241
Accrued interest receivable	16,436	15,632	17,979	13,326	13,565
Other intangible assets, net	32,488	34,197	35,907
Other assets	71,136	74,919	70,056	53,077	45,299
Total assets	$4,999,358	$5,091,657	$5,360,138	$3,616,055	$3,669,138
Liabilities:
Deposits:
Noninterest-bearing	$901,398	$935,516	$927,864	$620,971	$623,408
Interest-bearing	3,415,529	3,472,036	3,710,000	2,443,988	2,580,530
Total deposits	4,316,927	4,407,552	4,637,864	3,064,959	3,203,938
Short-term borrowings	14,840	15,900	37,346	104,250	20,260
Long-term debt	88,403	98,637	111,489	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Junior subordinated debt	8,063	8,039	8,015
Accrued interest payable	5,439	5,503	6,829	5,507	5,327
Other liabilities	50,832	54,076	50,544	42,532	41,621
Total liabilities	4,517,504	4,622,707	4,885,087	3,275,248	3,329,146
Stockholders’ equity:
Common stock	20,014	19,995	19,993	14,122	14,122
Capital surplus	250,488	250,695	250,578	122,449	122,162
Retained earnings	247,806	238,955	239,021	249,511	249,123
Accumulated other comprehensive loss	(36,454)	(40,695)	(34,541)	(45,275)	(45,415)
Total stockholders’ equity	481,854	468,950	475,051	340,807	339,992
Total liabilities and stockholders’ equity	$4,999,358	$5,091,657	$5,360,138	$3,616,055	$3,669,138

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2025	2024	2024	2024	2024
Commercial
Taxable	$570,966	$556,630	$616,369	$411,112	$400,439
Non-taxable	282,031	279,390	273,710	220,893	224,083
Total	852,997	836,020	890,079	632,005	624,522
Real estate
Commercial real estate	2,275,241	2,294,113	2,309,588	1,793,652	1,794,086
Residential	560,067	551,383	550,590	369,671	361,490
Total	2,835,308	2,845,496	2,860,178	2,163,323	2,155,576
Consumer
Indirect Auto	108,819	117,914	130,380	66,792	71,675
Consumer Other	14,209	14,955	15,580	7,433	6,639
Total	123,028	132,869	145,960	74,225	78,314
Equipment Financing	180,206	179,120	173,466
Total	$3,991,539	$3,993,505	$4,069,683	$2,869,553	$2,858,412

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At quarter end	2025	2024	2024	2024	2024
Nonperforming assets:
Nonaccrual/restructured loans	$23,002	$22,499	$20,949	$7,116	$7,056
Accruing loans past due 90 days or more	655	458	569		656
Foreclosed assets	27	27	27	27
Total nonperforming assets	$23,684	$22,984	$21,545	$7,143	$7,712

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2025	2024	2024	2024	2024
Allowance for credit losses:
Beginning balance	$41,776	$39,341	$23,123	$22,597	$21,895
Merger-related adjustments - Non PCD Loans			14,328
Merger-related adjustments - PCD Loans			1,841
Charge-offs	1,233	1,108	534	135	108
Recoveries	311	174	453	65	102
Provision for credit losses	200	3,369	130	596	708
Ending balance	$41,054	$41,776	$39,341	$23,123	$22,597

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2025	2024	2024	2024	2024
Interest-bearing deposits:
Money market accounts	$967,661	$936,239	$1,018,575	$690,631	$759,305
Interest-bearing demand and NOW accounts	1,177,507	1,238,853	1,229,083	715,890	754,673
Savings accounts	502,851	492,180	509,412	397,827	415,459
Time deposits less than $250	599,127	620,725	824,791	504,879	517,009
Time deposits $250 or more	168,383	184,039	128,139	134,761	134,084
Total interest-bearing deposits	3,415,529	3,472,036	3,710,000	2,443,988	2,580,530
Noninterest-bearing deposits	901,398	935,516	927,864	620,971	623,408
Total deposits	$4,316,927	$4,407,552	$4,637,864	$3,064,959	$3,203,938

	March 31, 2025
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,813,048	42.0%	96,387	$19
Commercial	1,540,565	35.7	18,472	83
Municipal	728,027	16.8	2,422	301
Brokered	235,287	5.5	26	9,050
Total Deposits	$4,316,927	100.0%	117,307	$37

Uninsured	$1,294,829	30.0%
Insured	3,022,098	70.0

	December 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,779,729	40.4%	98,583	$18
Commercial	1,538,757	34.9	18,675	82
Municipal	832,665	18.9	2,427	343
Brokered	256,401	5.8	28	9,157
Total Deposits	$4,407,552	100.0%	119,713	$37

Uninsured	$1,381,492	31.3%
Insured	3,026,060	68.7

			Total Available
At March 31, 2025	Total Available	Outstanding	for Future Liquidity
FHLB advances (1)	$1,623,698	$507,127	$1,116,571
Federal Reserve - Discount Window	583,213		583,213
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	749,904	235,287	514,617
Unencumbered securities	167,629		167,629
Total sources of liquidity	$3,142,444	$742,414	$2,400,030
(1)	Outstanding balance of FHLB advances includes letters of credit used to collateralize public fund deposits.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2025	2024	2024	2024	2024
Assets:
Loans, net:
Taxable	$3,698,124	$3,757,273	$3,790,138	$2,637,164	$2,632,554
Tax-exempt	280,555	278,429	278,496	222,655	225,293
Total loans, net	3,978,679	4,035,702	4,068,634	2,859,819	2,857,847
Investments:
Taxable	555,910	541,526	611,032	443,146	446,996
Tax-exempt	87,072	87,419	89,532	86,418	86,864
Total investments	642,982	628,945	700,564	529,564	533,860
Interest-bearing balances with banks	11,197	9,116	10,820	8,763	9,025
Federal funds sold	25,979	129,517	92,171	12,672	80,955
Total interest-earning assets	4,658,837	4,803,280	4,872,189	3,410,818	3,481,687
Other assets	349,840	400,179	419,005	198,248	195,063
Total assets	$5,008,677	$5,203,459	$5,291,194	$3,609,066	$3,676,750
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$3,437,355	$3,573,321	$3,607,405	$2,496,298	$2,593,813
Noninterest-bearing	875,053	904,274	908,776	620,256	616,610
Total deposits	4,312,408	4,477,595	4,516,181	3,116,554	3,210,423
Short-term borrowings	20,176	39,319	43,895	45,383	19,687
Long-term debt	97,769	111,135	111,804	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Junior subordinated debt	8,050	8,026	8,000
Other liabilities	58,018	56,445	96,177	48,630	47,688
Total liabilities	4,529,421	4,725,520	4,809,057	3,268,567	3,335,798
Stockholders’ equity	479,256	477,939	482,137	340,499	340,952
Total liabilities and stockholders’ equity	$5,008,677	$5,203,459	$5,291,194	$3,609,066	$3,676,750

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2025	2024	2024	2024	2024
Core net income per share:
Net income (loss) GAAP	$15,009	$6,087	$(4,337)	$3,282	$3,466
Adjustments:
Add: ACL provision for FNCB acquired legacy loans			14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment			1,885
Add: Acquisition related expenses	154	4,990	9,653	1,071	486
Less: Acquisition related expenses tax adjustment	34	1,089	1,270	122	59
Core net income	$15,129	$9,988	$16,489	$4,231	$3,893
Average common shares outstanding - diluted	10,043,186	10,051,337	10,044,449	7,114,115	7,102,112
Core net income per share	$1.51	$0.99	$1.64	$0.59	$0.55

Tangible book value:
Total stockholders’ equity	$481,854	$468,950	$475,051	$340,807	$339,992
Less: Goodwill	75,986	76,325	76,958	63,370	63,370
Less: Other intangible assets, net	32,488	34,197	35,907
Total tangible stockholders’ equity	$373,380	$358,428	$362,186	$277,437	$276,622
Common shares outstanding	9,995,483	9,990,724	9,994,648	7,057,258	7,057,258
Tangible book value per share	$37.35	$35.88	$36.24	$39.31	$39.20

Core return on average stockholders’ equity:
Net income (loss) GAAP	$15,009	$6,087	$(4,337)	$3,282	$3,466
Adjustments:
Add: ACL provision for FNCB acquired legacy loans			14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment			1,885
Add: Acquisition related expenses	154	4,990	9,653	1,071	486
Less: Acquisition related expenses tax adjustment	34	1,089	1,270	122	59
Core net income	$15,129	$9,988	$16,489	$4,231	$3,893
Average stockholders’ equity	$479,256	$477,939	$482,137	$340,499	$340,952
Core return on average stockholders’ equity	12.80%	8.31%	13.61%	5.00%	4.59%

Return on average tangible stockholders' equity:
Net income (loss) GAAP	$15,009	$6,087	$(4,337)	$3,282	$3,466
Average stockholders’ equity	$479,256	$477,939	$482,137	$340,499	$340,952
Less: average intangibles	109,386	112,399	113,032	63,370	63,370
Average tangible stockholders’ equity	$369,870	$365,540	$369,105	$277,129	$277,582
Return on average tangible stockholders’ equity	16.46%	6.62%	(4.67)%	4.76%	5.02%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$15,009	$6,087	$(4,337)	$3,282	$3,466
Adjustments:
Add: ACL provision for FNCB acquired legacy loans			14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment			1,885
Add: Acquisition related expenses	154	4,990	9,653	1,071	486
Less: Acquisition related expenses tax adjustment	34	1,089	1,270	122	59
Core net income	$15,129	$9,988	$16,489	$4,231	$3,893
Average stockholders’ equity	$479,256	$477,939	$482,137	$340,499	$340,952
Less: average intangibles	109,386	112,399	113,032	63,370	63,370
Average tangible stockholders’ equity	$369,870	$365,540	$369,105	$277,129	$277,582
Core return on average tangible stockholders’ equity	16.59%	10.87%	17.77%	6.14%	5.64%

Core return on average assets:
Net income (loss) GAAP	$15,009	$6,087	$(4,337)	$3,282	$3,466
Adjustments:
Add: ACL provision for FNCB acquired legacy loans			14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment			1,885
Add: Acquisition related expenses	154	4,990	9,653	1,071	486
Less: Acquisition related expenses tax adjustment	34	1,089	1,270	122	59
Core net income	$15,129	$9,988	$16,489	$4,231	$3,893
Average assets	$5,008,677	$5,203,459	$5,291,194	$3,609,066	$3,676,750
Core return on average assets	1.23%	0.76%	1.24%	0.47%	0.43%

Pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$18,251	$5,815	$(4,994)	$3,703	$3,944
Add: ACL provision for FNCB acquired legacy loans			14,328
Add: Provision for credit losses	200	3,369	130	596	708
Add: Provision for credit losses on unfunded commitments	(202)	452	(785)	(197)	487
PPNR (non-GAAP)	$18,249	$9,636	$8,679	$4,102	$5,139
Average common shares outstanding-diluted	10,043,186	10,051,337	10,044,449	7,114,115	7,102,112
PPNR per share (non-GAAP)	$1.82	$0.96	$0.86	$0.58	$0.72

Core pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$18,251	$5,815	$(4,994)	$3,703	$3,944
Add: Acquisition related expenses	154	4,990	9,653	1,071	486
Add: ACL provision for FNCB acquired legacy loans			14,328
Add: Provision for credit losses	200	3,369	130	596	708
Add: Provision for credit losses on unfunded commitments	(202)	452	(785)	(197)	487
Core PPNR (non-GAAP)	$18,403	$14,626	$18,332	$5,173	$5,625
Average common shares outstanding-diluted	10,043,186	10,051,337	10,044,449	7,114,115	7,102,112
Core PPNR per share (non-GAAP)	$1.83	$1.46	$1.83	$0.73	$0.79

(1)	Current quarter tax adjustments use a rate of 21.8%, prior quarters use the effective tax rate for the quarter.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three months ended March 31, 2025 and 2024:

Three months ended March 31	2025	2024
Interest income (GAAP)	$62,426	$38,997
Adjustment to FTE	702	476
Interest income adjusted to FTE (non-GAAP)	63,128	39,473
Interest expense	22,878	19,679
Net interest income adjusted to FTE (non-GAAP)	$40,250	$19,794

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three months ended March 31, 2025 and 2024:

Three months ended March 31	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$27,353	$18,059
Less: Amortization of intangible assets expense	1,683
Less: Acquisition related expenses	154	486
Noninterest expense (non-GAAP)	25,516	17,573

Net interest income (GAAP)	39,548	19,318
Plus: Taxable equivalent adjustment	702	476
Noninterest income (GAAP)	6,256	3,393
Less: Net gains (losses) on equity securities	71	(8)
Less: Gains (losses) on sale of fixed assets	680	(9)
Net interest income (FTE) plus noninterest income (non-GAAP)	$45,755	$23,204
Efficiency ratio (non-GAAP)	55.77%	75.73%